Exhibit FS-6

                         Credit Ratings of Emera and BHE



      Rating Agency              Rating Type                 Emera                     BHE
-------------------------- ------------------------ ------------------------ ------------------------


Standard & Poor's
-------------------------- ------------------------ ------------------------ ------------------------

                           Corporate Credit         A-                       BBB-
-------------------------- ------------------------ ------------------------ ------------------------

                           Senior Secured Debt      n/a                      BBB
-------------------------- ------------------------ ------------------------ ------------------------

                           Unsecured Debt           BBB+                     n/a
-------------------------- ------------------------ ------------------------ ------------------------

                           Commercial Paper         n/a                      n/a
-------------------------- ------------------------ ------------------------ ------------------------

Dominion Bond Rating       Unsecured Debt           BBB(high)                n/a
Service
-------------------------- ------------------------ ------------------------ ------------------------

Moody's                    n/a                      n/a                      n/a
-------------------------- ------------------------ ------------------------ ------------------------

Fitch                      n/a                      n/a                      n/a
-------------------------- ------------------------ ------------------------ ------------------------
